UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

August 29, 2019 (August 23, 2019) Date of Report (Date of earliest event reported)

Sonic Foundry, Inc. (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-30407 (Commission File Number)	39-1783372 (IRS Employer Identification No.)

222 W. Washington Ave Madison, WI 53703 (Address of principal executive offices)	(608) 443-1600 (Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 23, 2019, the Company and Michael Norregaard entered into an Amended and Restated Employment Agreement with Mr. Norregaard as Chief Executive Officer, reporting directly to the Board of Directors. Pursuant to the terms of the Amended and Restated Employment Agreement, Mr. Norregaard will receive, effective May 1, 2019 an annual minimum base salary of $281,750 per year subject to increase at the discretion of the Board. Mr. Norregaard may also receive a performance bonus at the discretion of the Board.

In the event Mr. Norregaard’s employment is terminated without cause, as defined in the Amended and Restated Employment Agreement, or in the event his employment is constructively terminated, Mr. Norregaard shall be entitled to receive, in equal bi-weekly installments over a twelve-month period, compensation equal to his Base Compensation on the date of termination. In the event of a Change of Control, as defined in the Amended and Restated Employment Agreement, and following a demotion without cause or his title, authority, status or responsibilities is substantially altered, his salary is reduced or the principal office is moved to more than 50 miles outside the Madison metropolitan area, Mr. Norregaard is entitled to terminate the agreement, in which event he shall be entitled to receive, within thirty days of such termination, an amount equal to his Base Compensation on the date of termination. In any of the above events, (i) all of Mr. Norregaard’s unvested stock options and stock grants will vest immediately upon termination and Mr. Norregaard will have one year from the date of termination to exercise any such options and (ii) Mr. Norregaard will receive health insurance continuation as required by COBRA and salary accrued to the date of termination. Pursuant to the terms of the Amended and Restated Employment Agreement, it shall not be considered a termination of any kind, including but not limited to a "voluntary termination", "involuntary termination", "constructive termination", or "termination without cause", if the Board elects to hire a new Chief Executive Officer in replacement of Mr. Norregaard, provided that the Board offers to engage Mr. Norregaard as Chief Operating Officer, pursuant to substantially the same terms and conditions as set forth in the Amended and Restated Employment Agreement (except that Mr. Norregaard shall in such event report to the new Chief Executive Officer). Mr. Norregaard has further agreed not to disclose the Company’s proprietary information, and, until one year following the termination of his Amended and Restated Employment Agreement, not to compete with the Company or solicit the Company’s employees.

The foregoing description of Mr. Norregaard’s Amended and Restated Employment Agreement is qualified in all respects by reference to the full text of such Amended and Restated Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and incorporated by references in this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective August 23, 2019, the Company entered into the Amended and Restated Employment Agreement referenced in Item 1.01. Reference is made to Section 1.01 for a description of the Amended and Restated Employment Agreement which does not purport to be complete and is subject to, and qualified in its entirety by the full text of the Amended and Restated Employment Agreement which is incorporated by reference into this Item 5.02 by reference to Exhibit 10.1 to this report.
Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits

10.1	Amended and Restated Employment Agreement dated as of August 23, 2019 by and between Sonic Foundry, Inc. and Michael Norregaard

EXHIBIT LIST

NUMBER DESCRIPTION

10.1	Amended and Restated Employment Agreement dated as of August 23, 2019 by and between Sonic Foundry, Inc. and Michael Norregaard

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonic Foundry, Inc.
(Registrant)

August 29, 2019

By:	/s/ Kenneth A. Minor
By:	Kenneth A. Minor
Title:	Chief Financial Officer